Exhibit 99.C

EXECUTION VERSION

Dated

Deed Of Settlement And Mutual Release

relating to Turkcell İletişim Hizmetleri A.Ş.

between

Alfa Telecom Turkey Limited

Altimo Holdings and Investments Ltd

Letterone Investment Holdings S.A.

International Mobile Telecom Investment Stichting Administratiekantoor

IMTIS Holdings S.à r.l.

Cukurova Finance International Limited

Çukurova Holding A.Ş.

Cukurova Telecom Holdings Limited

Cukurova Telecom International Limited

Intercon Danışmanlik Ve Eğitim Hizmetleri A.Ş.

Sinai ve Mali Yatirimlar Holding A.Ş.

Mehmet Emin Karamehmet

Sonera Holding B.V.

Telia Company AB

Telia Finland OYJ

Turkcell Holding A.Ş.

Türkiye Varlik Fonu

TVF Bilgi Teknolojileri İletişim Hizmetleri Yatirim Sanayi Ve

Ticaret Anonim Şirketi

and

T.C. Ziraat Bankasi A.Ş.
(as agent, security agent and arranger
under the Facility Agreement (as defined herein))

Contents

Clause	Page

1.	Interpretation	4

2.	Forbearance Of Exercise Of Contractual Rights	17

3.	No New Claims	18

4.	Interim Suspension Of Existing Proceedings And Other Actions	19

5.	BVI Injunction	19

6.	Mutual Release and Agreement not to Sue	20

7.	Termination of Existing Proceedings and Suspended Documents Upon Completion	22

8.	Further Assurance and Other Undertakings	22

9.	No Completion And Reservation Of Rights	23

10.	Facility Documents	23

11.	Warranties and Indemnities	25

12.	Ethics and Compliance	28

13.	Termination	29

14.	Third Party Rights	29

15.	Confidentiality	29

16.	Announcements	31

17.	Successors	32

18.	Assignment	32

19.	Notices	32

20.	Costs and Expenses	37

21.	Variation and Waiver	37

22.	Counterparts	38

23.	Whole Agreement	38

24.	Invalidity	38

25.	General	38

26.	Governing Law	39

27.	Arbitration	39

-i-

Schedule 1 Certificate of Result

Schedule 2 Forms of Termination Deed

Part A TH SHA Termination Deed

Part B CTH SHA Termination Deed

Part C Ziraat Deed Of Confirmation Termination Deed

Part D JVA Termination Deed

Part E 2019 Dividend Agreement Termination Deed

Schedule 3 Settlement, Waiver and Release Agreement

Schedule 4 Termination Letter

Schedule 5 Discontinuance

Schedule 6 Form of Signing Disclosures

Part A Telia Company (and Affiliates) Signing Disclosures

Part B L1 (and Affiliates) Signing Disclosures

Part C TWF (and Affiliates) Signing Disclosures

Schedule 7 Consent Order

Schedule 8 Form of Deed of Adherence to the CTH SHA Termination Deed

Schedule 9 GSA Disclosure Letters

Part A CFI GSA Disclosure Letter

Part B TVF BTIH GSA Disclosure Letter

Part C TWF GSA Disclosure Letter

Part D Ziraat GSA Disclosure Letter

Part E ATT/AHIL/L1/IMTIS/IMTIS Holdings GSA Disclosure Letter

Part F Telia Company/Telia Finland/Sonera GSA Disclosure Letter

-ii-

This deed of settlement and mutual release (this “Deed”) is made on ______________________________

Between:

(1)	Alfa Telecom Turkey Limited, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000502), whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“ATT”);

(2)	Altimo Holdings and Investments Ltd., a company incorporated and existing under the laws of the British Virgin Islands (registration number 178274), whose registered office is at Trident Chambers, Wickhams Cay, PO Box 146, Road Town, Tortola (“AHIL”);

(3)	Letterone Investment Holdings S.A., a company incorporated and existing under the laws of Luxembourg (registration number B181082), whose registered office is at 1-3 Boulevard de la Foire, L-1528, Luxembourg (“L1”);

(4)	International Mobile Telecom Investment Stichting Administratiekantoor, a foundation (stichting) incorporated and existing under the laws of The Netherlands (registration number 78186471), whose registered office is at Herikerbergweg 88, 1101CM Amsterdam, the Netherlands (“IMTIS”);

(5)	IMTIS Holdings S.à r.l., a company incorporated and existing under the laws of Luxembourg (registration number B244621), whose registered office is at 19 rue de Bitbourg, L-1273, Luxembourg (“IMTIS Holdings”);

(6)	Cukurova Finance International Limited, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000029), whose registered office is at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (“CFI”);

(7)	Çukurova Holding A.Ş., a company incorporated and existing under the laws of Turkey (registration number 475064), whose registered office is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey (“CH”);

(8)	Cukurova Telecom Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (registration number 1000030), whose registered office is at Craigmuir Chambers, P.O. BOX 71, Road Town, Tortola, British Virgin Islands (“CTH”);

(9)	Cukurova Telecom International Limited, a company incorporated and existing under the laws of the British Virgin Islands (registration number 658807), whose registered office is at Craigmuir Chambers, P.O. BOX 71, Road Town, Tortola, British Virgin Islands (“CTI”);

(10)	Intercon Danışmanlık Ve Eğitim Hizmetleri A.Ş., a company incorporated and existing under the laws of Turkey (registration number 265036), whose registered office is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey (“Intercon”);

(11)	Sinai ve Mali Yatırımlar Holding A.Ş., a company incorporated and existing under the laws of Turkey (registration number 69569), whose registered office is at Levent Mahallesi, Cömert Sokak, Yapı Kredi Plaza, A-Blok N.1/A K.16 Beşiktaş, Istanbul, Turkey (“SMYH”);

(12)	Mehmet Emin Karamehmet, a citizen of the Republic of Turkey, passport number [***] whose usual residential address is at Maslak Mahallesi, Anka Sokak, Mashattan Evleri, A-2 Blok 2 A-2 D:170, Sarıyer, Istanbul, Turkey (“MEK”);

(13)	Sonera Holding B.V., a company incorporated and existing under the laws of the Netherlands (registration number 33271992), whose registered office is at Rodezand 34K,3011AN Rotterdam, the Netherlands (“Sonera”);

(14)	Telia Company A.B., a publicly listed company incorporated under the laws of Sweden, having its seat at Stockholm, Sweden, its registered office at 169 94 Solna, Sweden, and registered with the Swedish Companies Registration Office under number 556103-4249 (“Telia Company”);

(15)	Telia Finland OYJ, a public limited company (julkinen osakeyhtiö) existing under the laws of Finland, established at Helsinki, Finland, having its place of business at Pasilan asema-aukio 1 00520 Helsinki, Finland, registered with the National Board of Patents and Registration, the Trade Register System in Helsinki, Finland under number 1475607-9 (“Telia Finland”);

(16)	Turkcell Holding A.Ş., a company incorporated and existing under the laws of Turkey (registration number 430991), whose registered office is at Levent Mah. Cömert Sok. Yapı Kredi Plaza A-Blok No.1/A Kat.16 Beşiktaş, Istanbul, Turkey (“TH”);

(17)	Türkiye Varlik Fonu, the wealth fund of the Republic of Turkey acting through its management company Türkiye Varlik Fonu Yönetimi A.Ş. (Turkey Wealth Fund Management Company), whose registered office is at Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt. No:22, Beşiktaş, İstanbul, Turkey (“TWF”);

(18)	TVF Bilgi Teknolojileri İletişim Hizmetleri Yatirim Sanayi Ve Ticaret Anonim Şirketi, a company incorporated and existing under the laws of the Republic of Turkey (registration number 247146-5), whose registered office is at Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt. No:22, Beşiktaş, İstanbul, Turkey (“TVF BTIH”), which expression shall include any successor (whether through merger, reconstruction or otherwise); and

(19)	T.C. Ziraat Bankasi A.Ş., a bank in the form of a joint stock company, incorporated and existing under the laws of Turkey (registration number 1148), whose registered office is at Hacı Bayram Mahallesi Atatürk Bulvarı No:8 Altındağ, Ankara, Turkey, as agent, security agent and arranger under the Facility Agreement (as defined herein) (“Ziraat”).

Whereas

(A)	Turkcell İletişim Hizmetleri A.Ş. is a publicly listed company organized and existing under the laws of Turkey, company number: 304844, whose registered address is at Aydınevler Mah. İnönü Cad. No. 20 Küçükyalı Ofispark Maltepe/Istanbul, Turkey (“Turkcell”).

(B)	As at the date of this Deed, TH is the holder of 51.0000000108182% of the total issued share capital of Turkcell, which as at the date of this Deed is 1,122,000,000.238 closely held ordinary shares.

(C)	As at the date of this Deed, the shares in TH are held as to 214,871,670 shares (or a 47.09% interest) by Telia Finland (the “Telia TH Interest”), as to 241,428,327 shares (or a 52.91% interest) by CTH (the “CTH TH Interest”), as to one (1) share by CH (the “CH TH Interest”), as to one (1) share by Intercon (the “Intercon TH Interest”), and as to one (1) share by SMYH (the “SMYH TH Interest” and, together with the CTH TH Interest, the CH TH Interest and the Intercon TH Interest, the “Total CTH TH Interest”).

(D)	As at the date of this Deed, CFI holds 51% (which as at the date of this Deed is 51 B shares) and ATT holds 49% (which as at the date of this Deed is 49 A shares) in each case of the total issued share capital of CTH.

(E)	Ziraat has provided certain credit facilities to CFI and holds (as security for repayment of those facilities), inter alia, security over CFI’s 51% shareholding in CTH.

(F)	Turkey Wealth Fund Management Company was established pursuant to Law no. 6741 on the Establishment of the Turkey Wealth fund Management Company and Amendments to Certain Law dated 19 August 2016. Turkey Wealth Fund is a wealth fund established by the Turkey Wealth Fund Management Company, through Turkey Wealth Fund Internal Bylaw registered with the Istanbul Trade Registry on 24 January 2017.

(G)	IMTIS Holdings is a wholly-owned subsidiary of IMTIS. As at the date of this Deed, all of the depositary receipts issued by IMTIS are held by the Affiliate of ATT listed in Clause 11.5(b)(iii).

(H)	It is the intention of the Parties to complete the Transactions (as defined below) at the end of which, inter alia:

(i)	Telia Finland will have disposed of all of the Telia TH Interest and will no longer hold any direct or indirect ownership of shares in Turkcell (other than de minimis shares in Turkcell through its interest in Sonera);

(ii)	CTH will have disposed of all of the CTH TH Interest and will no longer hold any direct or indirect ownership of shares in Turkcell;

(iii)	Turkcell Holding will have ceased to exist as a separate entity and de-registered from the Istanbul Trade Registry as a result of the TH/TVF BTIH Merger;

(iv)	IMTIS Holdings, following the TH/TVF BTIH Merger, will have acquired direct ownership of 24.8% of the shares in Turkcell (which as at the date of this Deed is 545,600,000 shares in Turkcell); and

(v)	TVF BTIH will have acquired direct ownership of 26.2% of the shares in Turkcell (which as at the date of this Deed is 576,400,000.238 shares in Turkcell) and TVF BTIH will have acquired Control of Turkcell through its privileged shares,

(such ownership structure, the “Final Ownership Structure”).

(I)	In order to effect the Final Ownership Structure, on or about the date hereof: (i) Telia Finland and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, from Telia Finland to TVF BTIH of the Telia TH Interest (the “Telia TH Interest SPA”); (ii) CTH, ATT, CFI and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, from CTH, to TVF BTIH of the Total CTH TH Interest (the “CTH TH Interest SPA”); (iii) IMTIS Holdings, ATT and TVF BTIH have entered into a share purchase agreement providing for the transfer, subject to the terms and conditions therein, to IMTIS Holdings of a 24.8% interest in the issued shares of Turkcell (the “Turkcell Interest SPA”); and (iv) ATT, IMTIS Holdings, Telia Finland, TVF BTIH, CTH and TH have entered into an escrow and custody agreement with the Escrow Agent (the “Escrow Agreement”) providing that certain Escrow Property will be held in escrow and released in order to achieve Completion in accordance with the terms and conditions of the Escrow Agreement.

(J)	In connection with implementing the Final Ownership Structure, the Parties desire to forbear from exercising certain rights and remedies, to waive certain rights and provide for other mutual undertakings, and, with effect from the date of Completion, the Parties wish to effect a full and final settlement of the disputes between them, in each case as specified and on the terms set forth herein.

It Is Agreed

1.	Interpretation

1.1	In this Deed (including the Recitals):

“2019 Dividend Agreement” means the agreement dated 6 September 2019 between CFI, ATT, Sonera, Telia Finland, CTH and Turkcell Holding, relating to the distribution of Turkcell dividends;

“2019 Dividend Agreement Termination Deed” means the termination deed in respect of the 2019 Dividend Agreement between the parties thereto, in the form set forth in Schedule 2, Part E;

“Action” means any action, charge, complaint, claim, cause of action, suit, demand, litigation, arbitration, inquiry, investigation or similar event, occurrence or proceeding, including enforcement of awards in (a) LCIA Arbitration No. 142892 (previously LCIA Arbitration Nos. 142892 and 142893) between CFI, Ziraat and ATT; (b) LCIA Arbitration No. 173700 (previously LCIA Arbitration Nos. 173700 and 173701) between CFI and ATT; (c) ICC Case No. 13856/AVH between CH and Sonera; and (d) ICC Case No. 18628/GZ/GFG/FS between CH and Sonera;

“Affiliate” of a person means (a) in the case of L1, AHIL and ATT (in respect of ATT, only for so long as ATT is Controlled, directly or indirectly, by L1), each person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Letterone Investment Holdings S.A.; (b) in the case of TVF BTIH and Ziraat, TWF and each person that directly or indirectly, through one or more intermediaries, is Controlled by TWF; (c) in the case of MEK, (x) any member of the immediate family of MEK, including parents, siblings, spouse and children (including those by adoption) and any other person who lives in MEK’s household; the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is MEK or one or more members of such immediate family and/or MEK’s lineal descendants; (y) the legal representative or guardian of MEK or of any such immediate family member in the event MEK or any such immediate family member becomes mentally incompetent; and (z) any person Controlled by MEK or any such immediate family member; and (d) in the case of any other Party (including ATT after it ceases to be Controlled, directly or indirectly, by L1), each person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Party, provided always that, none of the Republic of Turkey, the Turkish state, the government of the Republic of Turkey from time to time, TH, any subsidiary of TH or Turkcell shall be regarded as being an Affiliate of any Party for the purposes of this Deed;

“Anti-Bribery Laws” means, in each case to the extent applicable to any Party or their Affiliates or Representatives: (i) the UK Bribery Act 2010; (ii) the U.S. Foreign Corrupt Practices Act of 1977 (as amended); (iii) any Applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997; (iv) Law No. 3628 on Declaration of Property, Anti-Bribery and Anti-Corruption of Republic of Turkey and secondary legislation, and (v) any other Applicable Law of similar purpose and scope in any jurisdiction, including books and records offences relating directly or indirectly to a bribe;

“Applicable Law” means in relation to any person, any and all Laws, notices, judgments, orders or rulings from any Governmental Entity or a tribunal or other assembly conducting judicial business, in each case having the force of law insofar as they apply to that person;

“Arbitration Deed” means the arbitration deed entered into between the Parties on the same date as this Deed;

“ATT Disclosure Letter” has the meaning given to that term under the Total CTH TH Interest SPA;

“ATT/AHIL/L1/IMTIS/IMTIS Holdings GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by ATT, AHIL, L1, IMTIS and IMTIS Holdings to each of the other Parties, a copy of which is included in Schedule 9, Part E disclosing (i) information constituting exceptions to the Warranties as given by ATT, AHIL, L1, ITMS and ITMS Holdings and (ii) details of other matters referred to in this Deed;

“Bankruptcy Event” with respect to a person means the occurrence of any of the following with respect to such person:

(a)	it is unable or admits inability to pay its debts as they fall due, or is deemed or declared to be bankrupt, insolvent or unable to pay its debts under Applicable Law, suspends or threatens to suspend making payments on its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)	a moratorium is declared in respect of any of its indebtedness;

(c)	any corporate action, legal proceeding or other procedure or step is taken, or any petition is filed, in relation to: (i) its insolvency, bankruptcy, concordat, regulated financial restructuring, suspension of payments, moratorium of any indebtedness, winding-up, liquidation, dissolution, reorganisation, rehabilitation or administration, or any similar proceedings under Applicable Law; (ii) a composition, compromise, assignment or arrangement with any of its creditors; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such person or any of its assets; (iv) enforcement of any Encumbrance over any of its assets; or (v) attachment, execution or other judicial seizure of all or substantially all of the assets of such person, or in each case any analogous procedure or step is taken in any jurisdiction, in each case except any corporate action, legal proceeding or other procedure, step or petition by a person other than the person in question, its shareholders or Affiliates, which is frivolous and vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement;

(d)	such person or entity convenes a meeting of its creditors, or any class thereof, for the purpose of any of the procedures or steps mentioned in paragraph (c) above; or

(e)	an order for relief is entered with respect to such person under any of the procedures or steps mentioned in paragraph (c) above,

provided that a payment default under the Facility Documents (if any), any arrangement entered into with Ziraat for the purposes of the Transactions and/or the taking of any enforcement action by Ziraat under the Facility Documents (including without limitation any such steps as is described in any of paragraphs (a), (b) (c), (d) or (e) above) in accordance with the terms of Clause 10 (Facility Documents) shall not constitute a Bankruptcy Event;

“Business Day” means a day (except a Saturday or Sunday) on which banks are generally open for business in Istanbul, Turkey; London, England; Amsterdam, The Netherlands; Luxembourg City, Luxembourg; Stockholm, Sweden; and Tortola, the British Virgin Islands;

“BVI Injunction” means the injunction granted in favour of Sonera by the ECCA in the terms set out in paragraph 1 of the Certificate of Result of Appeal dated 11 July 2013;

“CFI Disclosure Letter” has the meaning given to that term under the CTH TH Interest SPA;

“CFI GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by CFI to each of the other Parties, a copy of which is included in Schedule 9, Part A disclosing (i) information constituting exceptions to the Warranties as given by CH, CFI, SMYH and MEK; and (ii) details of other matters referred to in this Deed;

“CH TH Interest” has the meaning given to that term in the Recitals;

“CMB” means the Capital Markets Board of Turkey;

“Completion” has the meaning given to that term in the Framework Agreement;

“Confidential Information” has the meaning given in Clause 15.1;

“Control” means the:

(a)	possession, directly or indirectly, of the power to direct, or cause the direction of, management and policies of a person whether through the ownership of voting securities, by agreement or otherwise;

(b)	power to elect more than half of the directors, partners or other individuals exercising similar authority with respect to a person; or

(c)	possession, directly or indirectly, of a voting interest in excess of 50 per cent in a person,

and the terms Controlled by or under common Control with shall be construed accordingly; provided that the Parties agree that (i) their respective undertakings under the Transaction Agreements shall not be deemed (for purposes hereof) to confer upon any of them Control in respect of one another or in respect of Turkcell (ii) Ziraat shall not be deemed to Control CFI or CTH solely as a result of it holding the security granted in its favour under the Facility Documents;

“CTH Memorandum and Articles of Association” means the amended and restated Memorandum of Association and Articles of Association of CTH in full force and effect as of the date hereof, filed with the Registrar of Corporate Affairs of the British Virgin Islands on 25 November 2005, as amended from time to time;

“CTH SHA” means the shareholders agreement in respect of CTH between ATT, CFI and CTH, dated 20 September 2005;

“CTH SHA Termination Deed” means the termination deed in respect of the CTH SHA among each of the shareholders of CTH and CTH, in the form set forth in Schedule 2, Part B;

“CTH TH Interest” has the meaning given to that term in the Recitals;

“CTH TH Interest SPA” has the meaning given to that term in the Recitals;

“Dealing” has the meaning given in Clause 18 (Assignment);

“Deed of Termination” means each of:

(a)	the TH SHA Termination Deed;

(b)	the CTH SHA Termination Deed;

(c)	the JVA Termination Deed;

(d)	the Ziraat Deed of Confirmation Termination Deed; and

(e)	the 2019 Dividend Agreement Termination Deed;

“Disclosure Letter” means each of the ATT Disclosure Letter, the CFI Disclosure Letter and the Telia Disclosure Letter;

“ECCA” means the Court of Appeal of the Eastern Caribbean Supreme Court;

“Encumbrance” means any encumbrance, debenture, mortgage, blocking order, court decision, court order, injunction, arrest, execution order, order preventing the sale of any assets, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right to require accession, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same;

“Escrow Agreement” has the meaning given to that term in the Recitals;

“Escrow Property” has the meaning given to that term under the Escrow Agreement;

“Existing Judgments” means any judgment or award in any proceedings commenced or pending as at the date of this Deed to which any of the Parties or its Affiliates is or was a party and is or was (i) against any other Party or its Affiliates or (ii) related or connected to the Relevant Corporate Documents, the JVA, the Existing Proceedings or any Party’s investment in and ownership of, directly or indirectly, any interests in Turkcell and, where applicable, TH and CTH, including:

(a)	the Partial Final Award dated 29 July 2016 issued in LCIA Arbitration No. 142892 (previously LCIA Arbitration Nos. 142892 and 142893) between CFI, Ziraat and ATT, as amended by a Memorandum of Corrections dated 19 September 2016;

(b)	the Final Award Other Than On Costs dated 31 May 2019 issued in LCIA Arbitration No. 173700 (previously LCIA Arbitration Nos. 173700 and 173701) between CFI and ATT;

(c)	the judgment of the BVI High Court dated 20 May 2010, holding that CFI had not committed events of default;

(d)	the judgment of the ECCA dated 20 July 2011, overturning the BVI High Court Judgment of 20 May 2010;

(e)	the Final Award dated 1 September 2011 issued in ICC Case No. 13856/AVH between CH and Sonera;

(f)	the order of the ECCA dated 5 December 2011, granting a stay and restraining ATT from exercising rights;

(g)	the order of the BVI High Court dated 24 October 2011, granting Sonera permission to enforce the Final Award dated 1 September 2011 issued in ICC Case No. 13856/AVH in the same manner as a judgment of the BVI High Court;

(h)	the decision of the Privy Council dated 11 April 2012, continuing the order granted by the ECCA on 5 December 2011;

(i)	the Partial Award dated May 12, 2014 issued in ICC Case No. 18628/GZ/GFG/FS between CH and Sonera;

(j)	the decision of the Privy Council of 23 May 2012, dismissing ATT’s appeal against the order granted by the ECCA on 5 December 2011;

(k)	the judgment of the BVI High Court dated 19 September 2012, rejecting CH’s application to set aside the BVI High Court’s order of 24 October 2011;

(l)	the decision of the Privy Council dated 30 January 2013, dismissing the appeal by CH and CFI against the ECCA’s judgment of 20 July 2011 but holding that relief might be available on conditions to be set;

(m)	the judgment of the ECCA dated 9 May 2013, dismissing CH’s appeal against the BVI High Court’s judgment of 19 September 2012;

(n)	the order of the District Court of New York dated 18 April 2013, prohibiting CH from dealing with its assets;

(o)	the decision of the Privy Council dated 9 July 2013, setting the conditions on which relief might be available;

(p)	the order of the ECCA dated 11 July 2013, granting the BVI Injunction;

(q)	the decision of the Privy Council dated 29 July 2013, varying the conditions set in its decision of 9 July 2013;

(r)	the decision of the Privy Council dated 13 May 2014, dismissing CH’s appeal against the BVI High Court’ judgment of 19 September 2012;

(s)	the judgment of the Second Circuit of the United States Court of Appeals dated 25 April 2014, dismissing enforcement proceedings brought be Sonera;

(t)	the order of the BVI High Court dated 31 July 2014, provisionally charging CH’s shares in CFI and CFI’s shares in CTH;

(u)	the orders of the BVI High Court dated 4 November 2014 and 6 January 2015, finally charging CH’s interest in CFI and issuing a stop notice;

(v)	the judgment of the BVI High Court dated 23 February 2016, regarding the sale of CH’s shares in CFI;

(w)	the order of the BVI High Court dated 20 May 2016, regarding the sale of CH’s shares in CFI;

(x)	the Final Award dated 12 August 2016 issued in ICC Case No. 18628/GZ/GFG/FS between CH and Sonera;

(y)	the judgment of the ECCA dated 14 June 2017, dismissing CH’s appeal against the BVI High Court’s order of 20 May 2016;

(z)	the judgment of the 7th Commercial Court of First Instance of Istanbul Anatolian Courts dated 7 November 2019, in Case No 2019/552, Decision No. 2019/1289 initiated by CH against Sonera, accepting recognition of the Partial Award issued by the Geneva II Tribunal on 12 May 2014 which is currently under appellate review before the 11th Civil Chamber of the Court of Appeals under File No. 2020/665;

(aa)	the judgment of the Supreme Court of the Netherlands dated 8 December 2017 in the enforcement proceedings initiated in Curaçao (no 16/06072) between Sonera and CH;

(bb)	the judgment of the Supreme Court of the Netherlands dated 1 May 2015 in the enforcement proceedings initiated in the Netherlands between Sonera and CH;

(cc)	the judgment of the Tribunal de Premiere Instance of Geneva in proceedings OSQ/9/2072 dated 28 February 2012;

(dd)	the judgment of the Cour de Justice of Geneva in proceedings with references C/929/2012 and ACJC/1589/12 dated 9 November 2012;

(ee)	the Interim and Partial Award dated 1 March 2008 in the ICC Case 13977/AVH/EC between Telia Finland and CH;

(ff)	the order of the Judicial Committee of the Privy Council dated 10 July 2013 in proceedings with references JCPC/2012/0016, JCPC/2012/0023 and JCPC/2012/0024;

(gg)	the order of the Judicial Committee of the Privy Council dated 29 July 2013 in proceedings with references JCPC/2012/0016, JCPC/2012/0023 and JCPC/2012/0024;

(hh)	the order of the Judicial Committee of the Privy Council dated 3 March 2014 in proceedings with references JCPC/2012/0023 and JCPC/2012/0024; and

(ii)	the order of the Judicial Committee of the Privy Council dated 24 July 2014 in proceedings with references JCPC/2012/0023 and JCPC/2012/0024;

“Existing Proceedings” means any proceedings commenced or pending as at the date of this Deed to which any of the Parties (or its Affiliate) is a party and is (i) against any other Party (or its Affiliate) or (ii) related or connected to the Suspended Documents, the Existing Judgments or any Party’s investment in and ownership of, directly or indirectly, any interests in Turkcell and, where applicable, TH and CTH, including:

(a)	BVI High Court Claim No. BVIHC (COM) 119/2011 between Sonera and CH, as well as any related actions or appeals, including, to JCPC 2018/0110;

(b)	ICC Case No. 13977/AVH/EC/GZ/GFG/FS between Telia Finland and CH;

(c)	the lawsuit initiated by CH against Sonera regarding recognition of the Partial Award issued by the Geneva II Tribunal on 12 May 2014, pending before the 7th Commercial Court of First Instance of Istanbul Anatolian Courts with Case No. 2019/552, Decision No. 2019/1289; which is currently under appellate review before the 11th Civil Chamber of the Court of Appeals under File No. 2020/665; and

(d)	the English High Court Claim No. 2013 Folio 392 between Sonera and CH;

“Facility Agreement” means the Facility Agreement dated 25 July 2014, between, CFI, as borrower, CH and MEK, as Guarantors, Ziraat, as agent, security agent and arranger, and the banks and financial institutions listed therein, under which the Lenders (as defined in the Facility Agreement) loaned CFI the principal amount of US$1,636,770,735;

“Facility Documents” means the Facility Agreement, together with the Finance Documents as defined therein and any deed, agreement or instrument referred to therein entered into in connection with that Facility Agreement;

“Final Ownership Structure” has the meaning given to that term in the Recitals;

“Forbearance Period” means the period starting on the date of this Deed and ending on the earliest of:

(a)	Completion;

(b)	the Termination Date; and

(c)	the termination of this Deed in accordance with Clause 13 (Termination);

“Framework Agreement” means a framework agreement entered into on the date of this Deed between some of the Parties;

“Government Official” means any public or elected official or officer, employee (regardless of rank), or person acting on behalf of a Governmental Entity, including a department, agency, instrumentality, state-owned or state-controlled company, public international organisation (such as the United Nations or World Bank), or political party, party official or any candidate for political office. Officers, employees (regardless of rank), or persons acting on behalf of an entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government shall also be considered “Government Officials”;

“Governmental Entity” means any legislative, executive, judicial, tax, enforcement, supervisory, administrative, independent regulatory, or other body, authority, agency, bureau, branch, department, division, commission, court, tribunal, official, multi-national organisation, quasi-governmental body, or other similar recognised organisation or body, in each case of any, national, federal, regional, municipal, local or foreign government, or any other similar recognised organisation, body or official exercising regulatory authority, including the Turkish Competition Board, CMB and ITCA;

“GSA Disclosure Letter” means any of the ATT/AIHL/L1/IMTIS/IMTIS Holdings GSA Disclosure Letter, CFI GSA Disclosure Letter, Telia Company/Telia Finland/Sonera GSA Disclosure Letter, TWF GSA Disclosure Letter, TVF BTIH GSA Disclosure Letter and the Ziraat GSA Disclosure Letter;

“ICC” means the International Chamber of Commerce;

“ICC Rules” means the ICC Arbitration Rules effective 1 March 2017;

“Intercon TH Interest” has the meaning given to that term in the Recitals;

“ITCA” means the Information Technologies and Communications Agency of Turkey;

“JVA” means the Joint Venture Agreement dated 11 November 2009 between ATT, AHIL, Sonera, Telia Finland, and Telia Company AB, as amended from time to time;

“JVA Termination Deed” means the termination deed in respect of the JVA between the parties thereto, in the form set forth in Schedule 2, Part D;

“Key Parties” means ATT, Telia Finland, TVF BTIH and Ziraat;

“KYC Information” has the meaning given in Clause 12.4;

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, communiqué, decision, resolution, decree, executive order, or other similar act enacted, adopted, promulgated, or applied by any Governmental Entity, each as in effect from time to time;

“LCIA” means the London Court of International Arbitration;

“Liability” means any debt, liability, obligation, claim (including any claims for equitable or injunctive relief), cost, expense, damage, injury, cause of action, chose in action, charge, administrative or other penalty, right of set-off and loss of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, whether or not its amount is fixed or undetermined, whether or not it involves payment of money or performance of any act or obligation, or due or to become due;

“Loan Note 1” has the meaning given to that term in the Framework Agreement;

“Loan Note 1 Deed of Assignment” has the meaning given to that term in the Framework Agreement;

“Loan Note 1 TWF Deed of Assignment” has the meaning given to that term in the Turkcell Interest SPA;

“Loan Note 2” has the meaning given to that term in the Framework Agreement;

“Loan Note 2 Deed of Assignment” has the meaning given to that term in the Framework Agreement;

“Loan Note 3” has the meaning given to that term in the Framework Agreement;

“Loan Note 3 Deed of Assignment” has the meaning given to that term in the Turkcell Interest SPA;

“Notice” has the meaning given in Clause 19.1;

“Ordinary Shares” means the ordinary shares of Turkcell, TRY 1.000 nominal value per share, as adjusted for stock split, reverse stock split, bonus shares, combination or other recapitalization events;

“Original Cukurova TH SHA Parties” means Yapı ve Kredi Bankası A.Ş., Pamukbank T.A.Ş., Turkiye Genel Sigorta A.Ş. and Pamuk Factoring A.Ş.;

“Parties” means the parties to this Deed and each of them a “Party”;

“Proceedings” means any proceeding, suit or action arising out of or in connection with this Deed or its subject matter (including its validity, formation at issue, effect, interpretation, performance or termination) or any transaction contemplated by this Deed;

“Prohibited Party List” shall mean any list of prohibited parties or subject to sanctions imposed by the UN, EU, U.S. or other countries, in force from time to time, including, but not limited to, the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the U.S. (OFAC), Department of the Treasury, the Entity List and Denied Persons List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce (BIS), the list of statutorily or administratively debarred parties maintained by the Directorate of Defense Trade Controls of the U.S. Department of State, the Consolidated list of persons, groups and entities subject to EU financial sanctions, and the Consolidated United Nations Security Council Sanctions List, as amended from time to time;

“Representative” means, in relation to any person, such person’s directors (including real person representatives of any director that is not a real person), officers, employees, lawyers, accountants, bankers or other advisers, agents, insurers, consultants, sub-contractors or brokers;

“SMYH TH Interest” has the meaning given to that term in the Recitals;

“Suspended Documents” means the TH SHA, the TH Articles of Association, the CTH SHA, the CTH Memorandum and Articles of Association, the JVA, and the Ziraat Deed of Confirmation;

“Telia Company/Telia Finland/Sonera GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by Telia Company, Telia Finland and Sonera to each of the other Parties, a copy of which is included in Schedule 9, Part F disclosing (i) information constituting exceptions to the Warranties as given by Telia Company, Telia Finland and Sonera and (ii) details of other matters referred to in this Deed;

“Telia Disclosure Letter” has the meaning given to that term under the Telia TH Interest SPA;

“Telia TH Interest” has the meaning given to that term in the Recitals;

“Telia TH Interest SPA” has the meaning given to that term in the Recitals;

“Termination Date” means 15 January 2021, or such other date as agreed in writing by the Key Parties;

“TH Articles of Association” means the articles of association of TH in full force and effect as of the date hereof, filed with the Istanbul Trade Registry on December 28, 1999, as amended from time to time;

“TH SHA” means the shareholders agreement in respect of TH originally entered into among Sonera Corporation, CH and the Original Cukurova TH SHA Parties, dated 21 October 1999;

“TH SHA Termination Deed” means the termination deed in respect of the TH SHA among each of CH, CTH, Telia Finland, Intercon, SMYH and CTI in the form set forth in Schedule, 2 Part A;

“TH/TVF BTIH Merger” means the short-form (accelerated) merger of TH with and into TVF BTIH pursuant to the TH/TVF BTIH Merger Agreement;

“TH/TVF BTIH Merger Agreement” has the meaning given to that term in the Framework Agreement;

“Total CTH TH Interest” has the meaning given to that term in the Recitals;

“Transaction Agreements” means:

(a)	this Deed;

(b)	the Framework Agreement;

(c)	the Telia TH Interest SPA;

(d)	the CTH TH Interest SPA;

(e)	the Turkcell Interest SPA;

(f)	the TH/TVF BTIH Merger Agreement;

(g)	the Escrow Agreement;

(h)	Loan Note 1;

(i)	Loan Note 2;

(j)	Loan Note 3;

(k)	the Loan Note 1 Deed of Assignment;

(l)	the Loan Note 2 Deed of Assignment;

(m)	the Loan Note 1 TWF Deed of Assignment;

(n)	the Loan Note 3 Deed of Assignment;

(o)	each Disclosure Letter;

(p)	each GSA Disclosure Letter;

(q)	each Deed of Termination;

(r)	the Arbitration Deed; and

(s)	any other agreement, document, instrument and/or certificate contemplated herein and therein and designated a “Transaction Agreement” by the Key Parties,

provided that neither the TH/TVF BTIH Merger Agreement nor any Deed of Termination shall be a Transaction Agreement for the purpose of Clause 15.2 and clause 2 (Arbitration) of the Arbitration Deed, and for the avoidance of doubt, although scheduled to this Deed, none of the AoA Amendments, the TVF/BTIH SPV Merger Agreement, the TVF/BTIH Merger Board Resolutions, TVF/BTIH Merger Board Declaration, the TVF/BTIH Merger ITR Petition, the Turkcell General Assembly Agenda, the Turkcell BoD Announcement, the AOA Approval Announcement and the Turkcell Holding POA (in each case, as defined in the Framework Agreement) shall be a Transaction Agreement, whether for the purpose of clause 2 (Arbitration) of the Arbitration Deed or otherwise;

“Transactions” means the transactions contemplated by the Transaction Agreements;

“Turkcell General Assembly Convocation Date” has the meaning given to that term in the Framework Agreement;

“Turkcell Interest SPA” has the meaning given to that term in the Recitals;

“TVF BTIH GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by TVF BTIH to each of the other Parties, a copy of which is included in Schedule 9, Part C disclosing (i) information constituting exceptions to the Warranties as given by TVF BTIH; and (ii) details of other matters referred to in this Deed;

“TWF GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by TWF to each of the other Parties, a copy of which is included in Schedule 9, Part D disclosing (i) information constituting exceptions to the Warranties as given by TWF; and (ii) details of other matters referred to in this Deed;

“Warranties” means the warranties set forth in Clause 11.1, Clause 11.2, Clause 11.3, Clause 11.4 and Clause 11.5;

“Ziraat Deed of Confirmation” means the deed of confirmation between Ziraat, CFI and ATT, dated 28 July 2014;

“Ziraat Deed of Confirmation Termination Deed” means the deed of termination in respect of the Ziraat Deed of Confirmation among each of Ziraat, CFI and ATT, in the form set forth in Schedule 2, Part C; and

“Ziraat GSA Disclosure Letter” means the letter dated as at the date of this Deed delivered by Ziraat to each of the other Parties, a copy of which is included in Schedule 9, Part D disclosing (i) information constituting exceptions to the Warranties as given by Ziraat; and (ii) details of other matters referred to in this Deed.

1.2	In this Deed:

(a)	in construing this Deed, the so-called “ejusdem generis” rule does not apply, and in particular, any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and without limitation and shall not limit the sense of the words preceding such terms;

(b)	references to this Deed (or to a provision thereof) include this Deed (or such provision thereof) as amended or supplemented in accordance with its terms from time to time;

(c)	a reference to a Recital, clause, paragraph or Schedule is, unless stated otherwise, a reference to a recital, clause or paragraph of, or schedule to, this Deed;

(d)	a reference in a Schedule to a paragraph is, unless otherwise stated, a reference to a paragraph in that Schedule;

(e)	a reference to any statute or statutory provision is a reference to that statute or statutory provision as re-enacted, amended or extended before the date of this Deed and includes a reference to any subordinate legislation (as re-enacted, amended or extended) made under it before the date of this Deed;

(f)	a reference to a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not having a separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established;

(g)	references to any person or a Party shall include that person’s personal representatives, executors, administrators, successors, permitted substitutes taking by novation and permitted assigns;

(h)	any reference to “writing” or “written” includes any legible reproduction of words delivered in permanent and tangible form but does not include instant messenger messages or mobile phone text message (SMS);

(i)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;

(j)	where any Party has agreed to “cause”, “ensure” or “procure” that any other person shall do or refrain from doing any particular act, such obligation shall be deemed to have been discharged only if such person has actually done or refrained from the doing of such act; and

(k)	a reference to one gender is a reference to all or any genders, and references to the singular include the plural and vice versa.

1.3	The Schedules form part of this Deed and a reference to “this Deed” includes its Schedules.

1.4	The contents page and headings in this Deed do not affect its interpretation.

1.5	References to a number of shares or a percentage interest in the share capital of any entity shall be deemed to be references to such number of shares or percentage interest as adjusted for any reorganisation of the share capital of the relevant entity, stock-split, share consolidation, merger, reduction of capital or any other corporate action with a similar effect after the date of this Deed.

1.6	The Parties acknowledge and agree that, upon the TH/TVF BTIH Merger Registration (as defined in the Framework Agreement):

(a)	all rights of Turkcell Holding under this Deed and the other Transaction Agreements shall pass to, and be assumed by, TVF BTIH by operation of Applicable Law;

(b)	all obligations of Turkcell Holding in this Deed or the other Transaction Agreements which arise upon or after the TH/TVF BTIH Merger Registration shall pass to, and be assumed by, TVF BTIH by operation of Applicable Law; and

(c)	no Party will have any rights to vary or terminate this Deed and any other Transaction Agreement as a result of the TH/TVF BTIH Merger.

2.	Forbearance Of Exercise Of Contractual Rights

2.1	Subject to Clause 10 (Facility Documents), each Party irrevocably agrees and undertakes that (i) during the Forbearance Period and, (ii) should Completion not occur, at any point thereafter, it shall (and shall procure that its Affiliates shall) forbear from exercising:

(a)	any buy-out right, any right of pre-emption, any right of first refusal, any come along notice right, any right to require accession, or any other right, restriction or entitlement whether arising under the Suspended Documents or otherwise; and

(b)	any right or remedy whether arising under law or equity or upon the breach of any term of any Suspended Document,

that, in each case, such Party (or its Affiliate) would, but for the terms of this Deed, have as a result of the execution and / or performance by a Party of the Transaction Agreements, the Transactions or any action in connection with or contemplated under the Transaction Agreements, including any steps taken before the execution of the Transaction Agreements that were necessary for the purpose of execution and performance of the Transaction Agreements and the Transactions. For the avoidance of any doubt, nothing in this Clause 2.1, is intended to disapply the obligations on: (x) the parties to the CTH SHA as to the quorum and voting requirements at clauses 3, 4 and 7 of the CTH SHA; (y) the shareholders in CTH as to the quorum and voting requirements at Regulations 11, 12, 13, 14 and 15 of the CTH Memorandum and Articles of Association; and/or (z) subject to Clause 2.4, the parties to the TH SHA as to the quorum and voting requirements at Section IV of the TH SHA.

2.2	Subject to Clause 2.1 above, and Clauses 10.3, 10.4 and 10.5 below, each Party irrevocably agrees that during the Forbearance Period any time period set out in any Suspended Document which is stated to commence on the occurrence of an event or a deemed event as set out therein shall not commence until the end of the Forbearance Period notwithstanding that the relevant event or deemed event may have occurred during the Forbearance Period.

2.3	Each Party who is also a party to the CTH SHA or is otherwise bound by the CTH Memorandum and Articles of Association irrevocably agrees that (a) during the Forbearance Period and (b) should Completion not occur, at any point thereafter, such Party shall (and shall procure that its Affiliates shall) forbear from exercising any right or remedy that would otherwise arise out of or in connection with clause 9.3 of the CTH SHA or Regulation 23.8 of the CTH Memorandum and Articles of Association as a result of any action taken or not taken by any Party during the Forbearance Period.

2.4	The parties to the TH SHA hereby waive the requirements of section 4.04(v) for the sole purpose of approval of the execution and / or performance of the TH/TVF BTIH Merger, the TH/TVF BTIH Merger Agreement and any action in connection with or contemplated in relation thereto in each case taken in accordance with and pursuant to the Transaction Agreements.

3.	No New Claims

Each Party irrevocably agrees and undertakes that during the Forbearance Period it shall (and shall procure that its Affiliates shall) forbear from commencing any new Actions against or in respect of any other Party (or its Affiliates) relating to any event whatsoever which may have occurred before the start of the Forbearance Period.

4.	Interim Suspension Of Existing Proceedings And Other Actions

4.1	Each Party irrevocably agrees and undertakes that during the Forbearance Period it shall (and shall procure that its Affiliates shall) not continue or further prosecute any Existing Proceedings in any way.

4.2	Each Party irrevocably agrees and undertakes that during the Forbearance Period it shall not (and shall procure that its Affiliates shall not):

(a)	bring any appeals in respect of, seek to further prosecute or intervene in any Existing Judgments to which it is a party in any way;

(b)	sell, assign, transfer or otherwise dispose of any claim or right that upon Completion would otherwise be a Released Claim;

(c)	except as required by Law, assist any person in any manner in connection with any threatened or existing Action such person may have against any Party; and

(d)	cause the commencement of, or assist in the commencement of, any regulatory, administrative or governmental restriction, prohibition or impediment or any other Action in respect of another Party or in relation to the Transaction Agreements or the Transactions contemplated thereunder.

4.3	Notwithstanding anything to the contrary in this Deed, prior to Completion, Sonera and CH may attend the hearing before the 11th Civil Chamber of Court of Appeals in relation to the appellate review of the lawsuit initiated by CH against Sonera regarding recognition of the Partial Award issued by the Geneva II Tribunal or may take any other action which it may deem necessary due to extraordinary circumstances. For avoidance of doubt, in the event that the Court of Appeals overrules the decision of the local court and a new proceeding is automatically initiated as a consequence, each of Sonera and CH shall be entitled to exercise any and all actions before the local court that may be necessary for carrying out of such proceeding and to preserve its rights in relation to such claim. If any approval decision is issued prior to Completion, CH agrees not to claim any attorney fees arising therefrom and not to take any legal action by relying on such decision, unless Completion has not occurred by the end of the Forbearance Period. CH and Sonera shall not disclose any award to be issued in the proceedings or disclose the parties’ personal information in connection with the award.

5.	BVI Injunction

5.1	Sonera shall, and Telia Finland shall procure that Sonera shall within two (2) Business Days after the signing date of this Deed, take such steps as are reasonably necessary to seek from the ECCA an order in substantially the same form as that at Schedule 1 to vary the BVI Injunction so as to permit the actions necessary to perform the Transactions contemplated under the Transaction Agreements.

5.2	Sonera undertakes (and Telia Finland shall procure that Sonera complies with such undertaking) to each other Party that during the Forbearance Period:

(a)	it shall not take any Action in respect of the BVI Injunction other than as required to procure the variation as described in Clause 5.1 and to discontinue the ongoing proceedings promptly following Completion; and

(b)	if any Action is brought by any person other than the Parties to this Deed in respect of the BVI Injunction, it shall use all reasonable endeavours to obtain a dismissal of such Action,

provided, however, nothing in this Deed or any other Transaction Agreement will prevent Sonera from enforcing the BVI Injunction as to any transactions or steps taken by any of the Parties or their Affiliates in breach of the BVI Injunction, other than as contemplated by the terms of the Transaction Agreements and such other contemplated steps include, for the avoidance of doubt:

(i)	any steps taken before the execution of the Transaction Agreements for the purpose of execution and performance of the Transaction Agreements and the Transactions; and

(ii)	subject to the proviso under Clause 10.1, the exercise by Ziraat of any rights or remedies (including, without limitation, the enforcement of security in any manner permitted under the Facility Documents) it has or may have at any time during the Forbearance Period under the Facility Documents.

5.3	Sonera and each of the other Parties agree that the act of entering into the Transaction Agreements does not constitute a breach of the BVI Injunction.

5.4	CH will (i) execute and deliver such other documents and (ii) do such other acts and things Sonera may reasonably request for the purpose of obtaining the ECCA order referred to in Clause 5.1.

6.	Mutual Release and Agreement not to Sue

6.1	Upon Completion, except for (a) any claims under the Transaction Agreements and (b) any claims under the Facility Documents between the parties thereto, and provided always that, for the avoidance of doubt, none of the Republic of Turkey, the Turkish state or the government of the Republic of Turkey from time to time shall constitute a Releasing Party or a Released Party, each Party hereto and their respective shareholders, partners, members, Affiliates and Representatives (the “Releasing Party”) releases and forever discharges such other Parties hereto and their respective shareholders, partners, members, Affiliates and Representatives (the “Released Parties”) from all rights that such Releasing Party ever had, now has, may assert or may in the future claim to have against any of the Released Parties by reason of any act, failure to act, occurrence or event occurring or existing on or before Completion arising out of, in connection with or relating to (i) the Suspended Documents, (ii) the Existing Proceedings (including any claims that could have been asserted therein) and the Existing Judgments, and (iii) such Released Parties’ investment in and ownership of, directly or indirectly, any interests in Turkcell, TH and, where applicable, CTH (the “Released Claims”).

6.2	From Completion each Releasing Party shall not, and shall use all reasonable endeavours to procure that each of its respective shareholders, partners, members, Affiliates and Representatives shall not:

(a)	make, pursue, commence or prosecute any of its Released Claims, including by way of derivative or other analogous action or proceedings, and whether in their own name or otherwise, against any Released Party;

(b)	join any Released Party, whether by way of third-party proceedings or otherwise, to any proceeding, suit or action in respect of each and any Released Claim;

(c)	seek to compel any Released Party to give evidence or to provide documents or other information or assistance in relation to any Released Claim (whether against a Released Party or a third party);

(d)	cause the commencement of, or assist in causing the commencement of, any regulatory, administrative or governmental complaint or any other Action relating to the Transactions, including any action by or on behalf of Turkcell;

(e)	seek to enforce against a Released Party any award or judgment obtained in any proceeding, suit or action with any third party relating to a Released Claim;

(f)	solicit, fund, encourage, support, or otherwise assist (unless compelled to do so by a competent court or any Applicable Law) any Released Claim brought by a third party against any Released Party; or

(g)	make, propose, commence or prosecute any rights ever held or now held against the current, future or former directors and officers of any of CTH, TH and Turkcell personally (including both natural and legal entity directors and their real person representatives) in respect of, or which could be triggered by or in connection with, the Released Claims or the execution and performance of the Transaction Agreements, including Completion (but solely to the extent executed and performed in compliance therewith).

6.3	For the avoidance of doubt, from Completion each of CH, TH, Telia Finland and Sonera shall (and shall procure that its Affiliates shall) not make, propose, commence or prosecute any rights ever held or now held by virtue of its direct shareholding or interest in Turkcell against any Party (or their current, future or former directors or officers of any Party personally) or against Turkcell (or its current, future or former directors or officers of any Party personally).

6.4	Each Releasing Party acknowledges that it may discover facts in addition to or different from those that they know at the date of this Deed or believe to be true with respect to any Released Claims. However, upon Completion each Releasing Party shall fully, finally and forever settle and release any and all Released Claims against each other Released Party, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.

6.5	Each Party hereby indemnifies and holds harmless each other Party against all Liabilities arising as a consequence of any breach whether by it or by any of its shareholders, partners, members, Affiliates and Representatives of Clause 4 (Interim Suspension of Existing Proceedings and Other Actions), above, or of this Clause 6.

7.	Termination of Existing Proceedings and Suspended Documents Upon Completion

7.1	Immediately following Completion, the respective Parties to each of the Existing Proceedings shall take all necessary steps to terminate immediately those Existing Proceedings to which they are a party, without any orders as to costs. In particular, the Parties agree that on the first Business Day following Completion:

(a)	Sonera and CH shall sign the settlement agreement attached hereto as Schedule 3 and submit the petitions agreed thereunder to the court in line with the procedure set out in the settlement agreement for termination of the Existing Proceeding in Turkey pending before the 7th Commercial Court of First Instance of Istanbul Anatolian Courts with Case Number 2019/552, Decision Number 2019/1289, which is currently under appellate review before the 11th Civil Chamber of the Court of Appeals under File No. 2020/665;

(b)	Telia Finland and CH shall sign the termination letter attached hereto as Schedule 4 and submit the letter to the ICC Secretariat and the arbitral tribunal of the Existing Proceeding in ICC Case No. 13977/AVH/EC/GZ/GFG/FS between Telia Finland and CH;

(c)	Sonera shall file and serve on the attorneys of CH a notice of discontinuance in BVI High Court Claim No. BVIHC (COM) 119/2011 in the form attached hereto as Schedule 5;

(d)	CH shall withdraw its appeal to the Privy Council in BVI High Court Claim No. BVIHC (COM) 119/2011 in accordance with the requirements of any applicable rules and practice directions; and

(e)	Sonera and CH shall sign the consent order attached hereto as Schedule 7 and file the consent order with the English Commercial Court, taking all other steps necessary to procure the discontinuance of English High Court Claim No. 2013 Folio 392.

7.2	Each Party acknowledges and agrees that immediately upon Completion each of the CTH SHA, TH SHA, JVA, Ziraat Deed of Confirmation and the 2019 Dividend Agreement shall be automatically terminated upon release and delivery of each Deed of Termination in accordance with the Escrow Agreement and shall, with effect from Completion, cease to be of any further effect.

8.	Further Assurance and Other Undertakings

8.1	Each Party will (i) execute and deliver to each other such other documents and (ii) do such other acts and things as such other Party may reasonably request for the purpose of carrying out the intent of this Deed, the other Transaction Agreements and the Transactions.

8.2	In furtherance of the foregoing, each Party shall promptly take all actions in its power and authority as a direct or indirect owner of an interest in Turkcell in a manner consistent with the rights and obligations of the Parties under this Deed so as to effectuate and preserve the intent of the Parties as set forth herein.

8.3	Each Party irrevocably agrees and undertakes that during the Forbearance Period it shall not, and shall procure that its Affiliates shall not, other than in relation to any agreement, understanding or arrangement between the parties to the Facility Documents in connection with and in accordance with the Facility Documents, (i) receive any consideration and/or compensation in connection with the Transactions other than as described in the Transaction Agreements or (ii) other than as described in, or to give effect to, the Transaction Agreements, have any discussions or enter into any agreements, understandings or arrangements (whether oral or written, conditional or otherwise) in respect of the Transactions or the funding thereof, or its or any other Party’s direct or indirect interest in Turkcell or TH.

8.4	If any administrative or judicial action or proceeding is instituted or threatened to be instituted to challenge the Transactions, each Party shall, to the extent it is a party to such action or proceeding, give prompt written notice of such action or proceeding to the other Parties and use all reasonable endeavours to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or delays consummation of the Transactions.

9.	No Completion And Reservation Of Rights

9.1	Subject to Clause 2.1 and 10 (Facility Documents), each Party reserves in full, until Completion, all of its rights and remedies whether under any agreement that it is a party to or as a matter of law that it may have now or at any time in the future or which may now or at any time in the future become available to it.

9.2	Each Party agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action arising from or related to the Suspended Documents, any of the Existing Proceedings or Existing Judgments that any Party may be entitled to take or bring to enforce its rights and remedies under the Suspended Documents are, to the fullest extent permitted by Applicable Law, tolled and suspended during the Forbearance Period.

9.3	Subject to Clause 2.1, if Completion has not occurred by the end of the Forbearance Period the suspensions, forbearance and undertakings set out under Clauses 3 (No New Claims) to 8 (Further Assurance) (inclusive) shall cease with effect from the end of the Forbearance Period and as of the end of the Forbearance Period each Party shall have all rights and remedies (subject always to Clause 2.1) as though this Deed had not been entered into and each Suspended Document, Existing Proceeding and Existing Judgment shall remain in force.

10.	Facility Documents

10.1	Each Party acknowledges and agrees that notwithstanding anything to the contrary in this Deed, Ziraat is not precluded from exercising any rights or remedies (including, without limitation, the enforcement of security in any manner permitted under the Facility Documents) it has or may have at any time during the Forbearance Period under the Facility Documents; provided that throughout and following Ziraat’s exercise of such rights or remedies, Ziraat shall exercise all rights it may have as mortgagee or as shareholder, including through the exercise of voting rights, to cause CTH and / or CFI (as applicable) to fulfill its obligations under the Transaction Agreements.

10.2	Each Party acknowledges and agrees that, notwithstanding anything to the contrary in this Deed or in any Suspended Document (but save as provided for in Clauses 10.3 and 10.4 below), in the event that, during the Forbearance Period, Ziraat intends to or does by any means enforce its security under the Facility Documents over CH’s shares in CFI, or over CFI’s shares in CTH, each Party shall (and shall procure that its Affiliates shall) forebear from exercising, to the extent existing, any rights under the Ziraat Deed of Confirmation, the TH Articles of Association, the TH SHA, the CTH Memorandum and Articles of Association or the CTH SHA that, in each case, such Party may have in relation to that enforcement of security under the Facility Documents over CH’s shares in CFI or over CFI’s shares in CTH.

10.3	If during the Forbearance Period Ziraat enforces its security under the Facility Documents over CH’s shares in CFI and Completion has not occurred by the end of the Forbearance Period:

(i)	the agreed forbearance in Clause 10.2 by the relevant Parties from exercising any rights to the extent they exist under the CTH Memorandum and Articles of Association, the CTH SHA, the TH Articles of Association or the TH SHA shall cease with effect from the end of the Forbearance Period; and

(ii)	the terms of the CTH Memorandum and Articles of Association, the CTH SHA, the TH Articles of Association and the TH SHA shall apply, mutatis mutandis, as if the forbearance in Clause 10.2 had never occurred and with any applicable time periods referred to therein tolled and suspended during the Forbearance Period to the fullest extent permitted by Applicable Law.

10.4	If during the Forbearance Period Ziraat enforces its security under the Facility Documents over CFI’s shares in CTH and Completion has not occurred by the end of the Forbearance Period:

(i)	the agreed forbearance in Clause 10.2 by the relevant Parties from exercising any rights to the extent they exist under the Ziraat Deed of Confirmation, the CTH Memorandum and Articles of Association, the CTH SHA, the TH Articles of Association or the TH SHA shall cease with effect from the end of the Forbearance Period; and

(ii)	the terms of the Ziraat Deed of Confirmation, the CTH Memorandum and Articles of Association, the CTH SHA, the TH Articles of Association and the TH SHA shall apply, mutatis mutandis, as if the forbearance in Clause 10.2 had never occurred and with any applicable time periods referred to therein tolled and suspended during the Forbearance Period to the fullest extent permitted by Applicable Law save that:

(A)	the end of the Forbearance Period shall be treated as the formation of an intention to enforce by Ziraat for the purposes of clause 1.a of the Ziraat Deed of Confirmation;

(B)	the “Transfer Notice” referred to in clause 1.a of the Ziraat Deed of Confirmation shall be given on or before the date falling five (5) Business Days after the end of the Forbearance Period; and

(C)	notwithstanding the prior completion of the enforcement by Ziraat of security over CFI’s shares in CTH in any manner permitted by the Facility Documents, unless ATT gives the notice referred to in Regulation 6.6 of the CTH Memorandum and Articles of Association and clause 13.5 of the CTH SHA during the “Acceptance Period” as defined therein, the sale or transfer on enforcement by Ziraat shall, solely for the purposes of any rights or obligations to the extent existing under the Ziraat Deed of Confirmation, Regulation 6 of the CTH Memorandum and Articles of Association in accordance with the Ziraat Deed of Confirmation and clause 13 of the CTH SHA in accordance with the Ziraat Deed of Confirmation, be deemed to complete on expiry of that “Acceptance Period” as tolled or suspended in accordance with this Clause 10.4(ii).

10.5	If during the Forbearance Period Ziraat enforces its security under the Facility Documents over CH’s shares in CFI or CFI's shares in CTH and Completion has not occurred by the end of the Forbearance Period, then nothing in this Deed or any other Transaction Agreement shall be deemed to operate as a waiver, acceptance or release of any of Telia Finland’s rights (if any) under the TH Articles of Association or the TH SHA in relation to such enforcement.

10.6	Each Party acknowledges and agrees that:

(a)	Ziraat shall not be deemed to be a shareholder of CFI or CTH for the purpose of the Transaction Agreements solely as a result of it holding the security granted in its favour under the Facility Documents; and

(b)	subject to clause 10.1, if Ziraat exercises its rights under its security under the Facility Documents to appropriate CFI’s shares in CTH, CTH’s obligations under the Transaction Agreements shall not be deemed to be obligations of CTH “in relation to the business of the CTH Group” for the purposes of Regulation 10.1(b) of the CTH Memorandum and Articles of Association and clause 16.1(B) of the CTH SHA.

10.7	If Ziraat exercises its rights under its security under the Facility Documents to appropriate CFI’s shares in CTH, upon Completion each of Ziraat, ATT, CFI and CTH shall deliver an executed copy of the Deed of Adherence to the CTH SHA Termination Deed in the form set forth in Schedule 8 to the other parties thereto. The Parties agree that Ziraat’s execution and delivery of the Deed of Adherence to the CTH SHA Termination Deed is without prejudice to any Party’s position as to whether Ziraat is in fact a party to, or is otherwise bound by the terms of, the CTH SHA.

11.	Warranties and Indemnities

11.1	(i) Each Party (other than MEK, Intercon, SMYH and CTI) warrants to the other Parties hereto, and, (ii) in respect of the statements set out in paragraphs (a), (c), (d), (e), (f), (g), (h) and (n) only, each of Intercon, SMYH and CTI warrants to the other Parties hereto, and (iii) in respect of the statements set out in paragraphs (c), (e), (f), (h), (i), (j), (k), (l), (m) and (n) only, MEK warrants to the other Parties hereto, in each case, as of the date hereof and at Completion, and other than as expressly set forth in or necessary for the completion of the transactions contemplated by the Transaction Agreements:

(a)	Such Party (other than TWF) is an entity duly incorporated and is validly existing under the Laws of the jurisdiction of its incorporation. TWF is an entity established under statute and is validly existing under Laws of the Republic of Turkey.

(b)	No Bankruptcy Event with respect to such Party has occurred within the last twelve (12) months or is pending or (to such Party’s knowledge) threatened.

(c)	Such Party has all requisite capacity, power and authority to execute, deliver and perform this Deed and each other Transaction Agreement to which it is a party and are in good standing in their respective jurisdictions.

(d)	The person executing this Deed and each other Transaction Agreement on behalf of such Party and to which it is a party has the capacity, power and authority to execute and deliver this Deed and each other Transaction Agreement to which it is a party on behalf of such Party.

(e)	Such Party has taken all action necessary to authorise its entry into and performance of this Deed and each other Transaction Agreement to which it is a party. Such Party’s obligations under this Deed and each other Transaction Agreement to which it is a party are, or when the relevant document is executed will be, valid, binding and enforceable against such Party in accordance with the terms thereof.

(f)	The execution and delivery of, and the performance of obligations under, (i) this Deed and (ii) each other Transaction Agreement to which it is a party, by such Party will not:

(i)	result in a breach of any Applicable Law or order, judgment or other restriction of any Governmental Entity to which such Party is subject or (if applicable) any provision of its articles of association or equivalent constitutional documents;

(ii)	result in a breach, or constitute an event of default under, any contract, agreement or instrument to which such Party is a party or by which such Party is bound, that, in each case, could be reasonably expected to result in a material delay in Completion or a failure of Completion to occur before the end of the Forbearance Period; or

(iii)	require such Party to obtain any permit, authorisation or consent of any person other than as set out under the Transaction Agreements.

(g)	As of the date hereof, such Party has provided to the other Parties a true and correct copy of the resolution of the directors (or equivalent corporate body) of such Party authorising the execution and performance by such Party of each of the Transaction Agreements to which such person is a party (including a signing authority in the agreed terms of the persons authorised to sign the Transaction Agreements on behalf of such Party).

(h)	Such Party has not, nor, to such Party’s knowledge, has any of its Affiliates or Representatives, in connection with its execution of the Transaction Agreements and the consummation of the Transactions, breached or contravened any Anti-Bribery Laws or any applicable anti-money laundering Law.

(i)	Such Party has not, and its Affiliates have not, sold, assigned, transferred or otherwise disposed of any claim that upon Completion would otherwise be a Released Claim.

(j)	Other than as listed in the definition of Existing Proceedings, such Party is not aware of any proceeding commenced or pending as at the date of this Deed to which such Party or any of its Affiliates is party that is (i) against any other Party or (ii) related or connected to any Suspended Document, the Existing Judgments or any Party’s investment in and ownership of, directly or indirectly, any interests in Turkcell and, where applicable, TH and CTH.

(k)	Other than as listed in the definition of Existing Judgments, such Party is not aware of any judgment or award in any proceeding commenced or pending as at the date of this Deed to which such Party or any of its Affiliates is a party that is (i) against any other Party or (ii) related or connected to any Suspended Document, the Existing Judgments or any Party’s investment in and ownership of, directly or indirectly, any interests in Turkcell and, where applicable, TH and CTH.

(l)	Other than as disclosed in writing to all of the other Parties prior to entering into this Deed, and other than any agreement, understanding or arrangement between the parties to the Facility Documents in connection with and in accordance with the Facility Documents, such Party has not, and none of its Affiliates have, (i) received any consideration and/or compensation in connection with the Transactions other than as described in the Transaction Agreements or (ii) other than as described in the Transaction Agreements, entered into any agreements, understandings or arrangements (whether oral or written, conditional or otherwise) in respect of the Transactions or the funding thereof, or its or any other Party’s direct or indirect interest in Turkcell or TH.

(m)	Such Party and its Affiliates do not hold any direct shareholding or interest in Turkcell other than:

(i)	1.604 Ordinary Shares held, collectively, by Telia and its Affiliates;

(ii)	995,509.429 Ordinary Shares held by CH;

(iii)	1,122,000,000.238 Ordinary Shares held by TH; and

(iv)	any Ordinary Shares that may be held in any client account or otherwise held for the benefit of any client, as intermediary or otherwise by any investment or advisory business of any Affiliate of TWF.

(n)	No Party is, nor, any of its Affiliates or Representatives are, as of the date hereof, the subject or the target of any sanctions administered or enforced by: (i) the United States of America, the European Union, the United Kingdom of Great Britain and Northern Ireland, or any Governmental Entity of any thereof; or (ii) the United Nations Security Council, nor is any of them directly or indirectly owned 50% or more in the aggregate by one or more persons listed on any Prohibited Party List, nor controlled by, or acting on behalf of or for the benefit of, directly or indirectly, any party or parties included on any Prohibited Party List, nor is any of them located, incorporated, organized or resident in a country or territory that is the subject or the target of any such sanctions.

11.2	Each Party (other than MEK, Intercon, SMYH and CTI) warrants to the other Parties hereto that, as of the date hereof:

(a)	other than as alleged or held in any of the Existing Judgments or Existing Proceedings, such Party is not in breach of any of the Suspended Documents; and

(b)	it is not reasonably practicable or necessary to procure a stay of any Existing Proceeding to which it is party, in order to ensure satisfaction of Clause 4.1.

11.3	In addition to the Warranties given under Clause 11.1 and Clause 11.2, each of CH and MEK warrants to the other Parties hereto, as of the date hereof and at Completion, that CTH, Intercon, SMYH and CTI are the only current successors and assigns of the Original Cukurova TH SHA Parties in respect of the TH SHA.

11.4	Each Party which is a party to the TH SHA warrants that to its knowledge (having made reasonable enquiry) it does not have any Affiliate which is a party to the TH SHA but not a party to the TH SHA Termination Deed and to this Deed.

11.5	In addition to the Warranties given under Clause 11.1 and Clause 11.2:

(a)	TWF warrants to the other Parties hereto that (i) as of the date hereof, TVF BTIH (1) is a newly incorporated wholly-owned subsidiary of TWF, (2) has no assets (other than initial capital), and (3) has no material liabilities, obligations or commitments of any nature whatsoever, other than as contemplated under the Transaction Agreements, and (ii) as of Completion, TVF BTIH will have no assets (other than initial capital) and no liabilities, obligations or commitments of any nature whatsoever, other than (1) a 26.2% interest in the issued shares of Turkcell, (2) any assets, liabilities, obligations or commitments acquired as a result of the TH/TVF BTIH Merger, (3) liabilities, obligations and commitments to a lender in connection with financing arrangements, if any; and (4) as otherwise contemplated under the Transaction Agreements; and

(b)	L1 warrants to the other Parties hereto that (i) as of the date hereof, IMTIS Holdings (1) is a newly incorporated wholly-owned subsidiary of IMTIS, (2) has no assets (other than initial capital), and (3) has no liabilities, obligations or commitments of any nature whatsoever, other than as contemplated under the Transaction Agreements, (ii) as of Completion, IMTIS Holdings will have no assets (other than initial capital) and no liabilities, obligations or commitments of any nature whatsoever, other than (1) a 24.8% interest in the issued shares of Turkcell, (2) debt owed to ATT and/or IMTIS for funding the acquisition of such 24.8% interest in the issued shares of Turkcell and other costs and expenses related to the Transactions; (3) liabilities, obligations and commitments to a third party lender in connection with a margin loan or similar transaction, if any; and (4) as otherwise contemplated under the Transaction Agreements and (iii) as of the date hereof and at Completion, all of the depositary receipts issued by IMTIS are held by L1T UB Holdings S.à r.l., which is as of the date hereof an Affiliate of ATT.

11.6	Each Party shall indemnify, defend and hold harmless each other Party and their respective Affiliates and Representatives from and against any Liabilities such persons actually suffer or sustain directly arising out of, in connection with or resulting from (a) any breach or inaccuracy of any Warranty given by such Party, and (b) any nonfulfillment or breach of any covenant, agreement or obligation to be performed by such Party pursuant to this Deed.

11.7	The Warranties are given by each Party subject to its GSA Disclosure Letter, if any.

12.	Ethics and Compliance

12.1	The Parties acknowledge and agree the importance of (a) conducting their respective businesses and affairs in an ethical, responsible and accountable manner with regard to all human rights and (b) maintaining and developing a culture of compliance and policies and procedures reasonably designed to prevent unethical or improper business practices and respect and ensure support for human rights.

12.2	The Parties shall and shall direct any person acting on its behalf to comply with all Anti-Bribery Laws in connection with this Deed, each other Transaction Agreement and the transactions contemplated thereby, the management and exercise of control of TH and Turkcell and transfer of the Turkcell Shares, and, without limiting the generality of the foregoing, in such connection (i) shall not offer, promise, give or authorise the giving of anything of value, directly or indirectly, to (A) any Government Official or (B) any other person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in the case of each of (A) or (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity with respect to TH or Turkcell, this Deed, each other Transaction Agreement and the transactions contemplated thereby, including a decision to fail to perform his or her official duties, or inducing the Government Official to use his or her influence with any government authority to affect or influence any official act in violation of Anti-Bribery Laws, and (ii) shall not use any funds in connection with this Deed, each other Transaction Agreement and the transactions contemplated thereby or the management and exercise of control over TH or Turkcell, or that are derived from any such transaction (including from the transfer of the Turkcell Shares), activity or source that did not or does not comply with all Anti-Bribery Laws.

12.3	Each Party warrants that it has not taken or authorised any action in connection with this Deed, each other Transaction Agreement and the transactions contemplated thereby prior to the date hereof that would have violated Clause 12.2 if such action had occurred following execution of this Deed.

12.4	Notwithstanding any other provision of this Deed, at the reasonable request of a Party, at any time prior to the Completion, any other Party shall promptly provide to the requesting person such know-your customer and other information reasonably required in respect of any then-current Affiliate of the requested Party relevant to this Deed by such requesting person, or any Affiliate thereof in connection with any Anti-Bribery Laws or other Applicable Law and/or its internal practices relating to anti-money laundering, anti-terrorism, anti-bribery, anti-corruption and other compliance measures, to the extent within the control of the requested Party and its Affiliates (subject to such redaction of legally sensitive or privileged, or commercially sensitive, information as the requested person may reasonably determine) (including information about the source(s) of any funds used or to be used in connection with this Deed, each other Transaction Agreement and the transactions contemplated thereby) (together, the “KYC Information”). To the extent applicable, the providing Party shall be deemed to warrant to the requesting person that the KYC Information provided by or on behalf of it to the requesting person, as applicable, and labelled as such (whether prior to or after the date of this Deed) is (except to the extent corrected by subsequent information provided) true, accurate and complete to its knowledge as of the date provided and as of the Completion.

12.5	Each Party shall, and shall procure that any person acting on its behalf shall, acknowledge its responsibility to respect and support internationally recognised human rights in all its business areas and operations and strive to avoid complicity in human rights abuse and violations. Each Party acknowledge responsibility towards human rights as set down in the UN Guiding Principles on Business and Human Rights and outlined in (a) the International Bill of Human Rights, (b) the principles concerning fundamental rights in the eight International Labour Organization core conventions as set out in the Declaration on Fundamental Principles and Rights at Work and (c) where applicable, additional standards relating to the rights of specific groups and populations.

13.	Termination

13.1	This Deed shall automatically terminate immediately upon the termination of the Escrow Agreement or the Framework Agreement in accordance with their terms in each case before Completion or upon release of the Escrow Property in accordance with Clause 10 (Release of Escrow Property – Non-Completion) of the Framework Agreement.

13.2	On written notice to the other Parties to this Deed, any Party may terminate this Deed if Completion does not occur by the end of the Forbearance Period.

13.3	Notwithstanding the foregoing, this Clause 13 (Termination) and Clauses 1 (Interpretation), 2 (Forbearance of Exercise of Contractual Rights) 6.5 (Hold Harmless), 9 (No Completion and Reservation of Rights), 10.2, 10.3, 10.4, 10.5, 14 (Third Party Rights), 15 (Confidentiality), 16 (Announcements), 17 (Successors), 18 (Assignment), 19 (Notices), 20 (Costs and Expenses), 21 (Variation and Waiver), 22 (Counterparts), 23 (Whole Agreement), 24 (Invalidity), 26 (Governing Law), and 27 (Arbitration) shall survive any termination hereof.

13.4	Any termination of this Deed shall be without prejudice to any Liability of any Party for prior breaches hereof.

14.	Third Party Rights

14.1	Subject solely to the third party rights arising under or pursuant to Clause 6 (Mutual Release and Agreement not to Sue) or Clause 11.6, the Parties do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

14.2	Notwithstanding Clause 14.1, the Parties may amend, vary, waive, terminate or rescind this Deed at any time and in any way without the consent of any Released Party (excluding the Parties).

15.	Confidentiality

15.1	Subject to Clause 15.3, each Party shall treat as strictly confidential and shall not by any act or omission disclose to any other person or use or exploit commercially for its own purposes or those of its Affiliates or Representatives any information received or obtained (including written information and information transferred or obtained orally, visually, electronically or by any other means) as a result of entering into or performing this Deed and each other Transaction Agreement, including the existence of this Deed and each other Transaction Agreement, the provisions of this Deed each other Transaction Agreement, the negotiations and subject matter of this Deed each other Transaction Agreement, and the other Parties (“Confidential Information”).

15.2	To the extent an arbitration arises under this Deed or the Transaction Agreements between some but not all of the Parties, each Party involved in the arbitration shall be obliged to inform the non-participating Parties about the arbitration and its progress. For the avoidance of doubt, all Parties, including Parties not participating in the arbitration, remain bound by the confidentiality obligations set out in this Deed.

15.3	A Party may disclose Confidential Information which would otherwise be subject to the provisions of Clause 15.1 if and to the extent:

(a)	it is required by Applicable Law to which such Party or Turkcell is subject;

(b)	it is an announcement made in accordance with the provisions of Clause 16 (Announcements);

(c)	it is required by any securities exchange or Governmental Entity to which any Party or Turkcell is subject or submits, wherever situated (including the U.S Securities Exchange Commission);

(d)	subject to Clause 15.5, it is disclosed on a strictly confidential basis to the Representatives of that Party, to its Affiliates or to the respective Representatives of its Affiliates;

(e)	it was lawfully in its possession or in the possession of any of its Affiliates or Representatives (in either case as evidenced by written records) free of any restriction as to its use or disclosure prior to it being so disclosed;

(f)	the information has come into the public domain through no fault of that Party or any of its Affiliates or any of its or their Representatives;

(g)	in relation to disclosure by a Party, each other Party has given prior written consent for that disclosure; or

(h)	it is required to enable that Party to perform this Deed or enforce its rights under this Deed and/or disclosure is required for the purposes of any Proceedings.

15.4	Each of the Parties hereby agrees that it shall not use Confidential Information for any purpose other than in relation to the proper performance of its obligations and exercise of its rights under this Deed and the other Transaction Agreements (and the transactions contemplated hereby and thereby).

15.5	Each of the Parties undertakes that it shall, and shall procure that its Affiliates shall, only disclose Confidential Information to any of its Representatives, its Affiliates or the Representatives of its Affiliates if it is reasonably required for purposes connected with this Deed and the other Transaction Agreements and only if the Affiliate or Representative, as applicable, is informed of the confidential nature of the Confidential Information and accepts equivalent restrictions to those accepted by the Party who discloses the information.

15.6	The restrictions contained in this Clause 15 shall continue to apply after termination of this Deed without limit in time.

15.7	Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach by them of Clause 16 (Announcements) or this Clause 15 and that the remedies of injunction and specific performance as well as any other equitable relief for any threatened or actual breach of Clause 16 (Announcements) or this Clause 15 by any Party would be more appropriate remedies.

16.	Announcements

16.1	The initial public announcements of the Transactions shall be made at the times set out in and in the forms set forth in Schedule 6.

16.2	Subject to Clause 16.3, no public announcement concerning the existence or subject matter of this Deed and each other Transaction Agreement shall be made by any Party without the prior written approval of each other Party.

16.3	A Party may make an announcement concerning the existence or the subject matter of this Deed and each other Transaction Agreement if required by:

(a)	Applicable Law to which such Party or Turkcell is subject, or

(b)	any securities exchange or Governmental Entity to which any Party or Turkcell is subject or submits, wherever situated (including the U.S. Securities Exchange Commission),

provided that, in either case, to the extent legally permitted to do so, the disclosing Party will first seek to mutually agree the content of such announcement with the other Parties and in any event will notify the other Parties as soon as possible after making the announcement, and provided further that, each Party warrants that, as of the signing date of this Deed, other than substantially in the form set forth in Schedule 6, it does not (after due and careful consideration) expect to make any announcement concerning the existence or the subject matter of this Deed or the Transaction Agreements other than any announcement falling within clause 16.3(b).

17.	Successors

This Deed is made for the benefit of the Parties and their successors and permitted assigns, and the rights and obligations of the parties under this Deed shall continue for the benefit of, and shall be binding on, their respective successors and permitted assigns.

18.	Assignment

No Party may assign the benefit of this Deed (in whole or in part) or transfer, declare a trust of or otherwise dispose of in any manner whatsoever its rights and obligations under this Deed or sub-contract or delegate its performance under this Deed (each of the above a “Dealing”) without the prior written consent of the other Parties. Any Dealing or purported Dealing in contravention of this Clause 18 shall be ineffective.

19.	Notices

19.1	Any notice or other communication to be given under or in connection with this Deed and each other Transaction Agreement (a “Notice”) shall be:

(a)	in writing in the English language;

(b)	signed by or on behalf of the Party giving it; and

(c)	delivered personally by hand or courier (using an internationally recognised courier company), to the Party due to receive the Notice, to the address and for the attention of the relevant Party set forth in this Clause 19 (or to such other address and/or for such other person’s attention as shall have been notified to the giver of the relevant Notice and become effective (in accordance with this Clause 19) prior to dispatch of the Notice).

19.2	In the absence of evidence of earlier receipt, any Notice served in accordance with Clause 19.1 above shall be deemed given and received by hand or courier, at the time of delivery at the address referred to in Clause 19.4.

19.3	For the purposes of this Clause 19:

(a)	all times are to be read as local time in the place of deemed receipt; and

(b)	if deemed receipt under this Clause is not within business hours (meaning 9:00 am to 5:30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), the Notice is deemed to have been received at 9:00 am on the next Business Day in the place of receipt.

19.4	The addresses of the Parties for the purpose of this Clause 19 are as follows:

(a)	Alfa Telecom Turkey Limited

For the attention of:	The Directors
Address:	Vistra Corporate Services Centre
Wickhams Cay II, Road Town,
Tortola, VG1110
British Virgin Islands
E-mail:	[***]

(b)	Altimo Holdings and Investments Ltd:

For the attention of:	The Directors
Address:	Trident Chambers
Wickhams Cay, PO Box 146, Road Town,
Tortola, VG1110
British Virgin Islands
E-mail:	[***]

(c)	Letterone Investment Holdings S.A.,:

For the attention of:	Maxime Nino
Address:	1-3 Boulevard de la Foire
L-1528, Luxembourg
Grand Duchy of Luxembourg
E-mail:	[***]

(d)	International Mobile Telecom Investment Stichting Administratiekantoor:

For the attention of:	The Directors
Address:	Herikerbergweg 88
1101CM Amsterdam
The Netherlands
E-mail:	[***]

(e)	IMTIS Holdings S.à r.l.:

For the attention of:	The Managers
Address:	19 rue de Bitbourg
L-1273, Luxembourg
Grand Duchy of Luxembourg
E-mail:	[***]

(f)	Cukurova Finance International Limited:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(g)	Çukurova Holdİng A.Ş.:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(h)	Cukurova Telecom Holdings Limited:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(i)	Cukurova Telecom International Limited:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(j)	Intercon Danışmanlik Ve EĞİTİM HİZMETLERİ A.Ş.:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(k)	Sinaİ ve Malİ Yatirimlar Holdİng A.Ş:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(l)	Mehmet Emİn Karamehmet:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201 D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(m)	Sonera Holding B.V.:

For the attention of:	Managing Director
Address:	Sonera Holding B.V.
Rodezand 34K
3011AN Rotterdam
The Netherlands
E-mail:	[***]

With a copy:
For the attention of:	Group General Counsel & Head of M&A
Address:	Telia Company AB
Stjärntorget 1
SE-169 79 Solna
Stockholm, Sweden
Email:	[***]

(n)	Telia Company AB:

For the attention of:	Group General Counsel & Head of M&A
Address:	Telia Company AB
Stjärntorget 1
SE-169 79 Solna
Stockholm, Sweden
Email:	[***]

(o)	Telia Finland OYJ:

For the attention of:	Directors
Address:	Telia Finland OYJ
Pasilan asema-aukio 1 00520
Helsinki, Finland
E-mail:	[***]

With a copy:
For the attention of:	Group General Counsel & Head of M&A
Address:	Telia Company AB
Stjärntorget 1
SE-169 79 Solna
Stockholm, Sweden
Email:	[***]

(p)	Turkcell Holdİng A.Ş.:

For the attention of:	Hasan Tuvan Yalim
Address:	Kabine Law Office
Levent Loft 1
Büyükdere Cad. No: 201D: 68 34394 Levent
Istanbul, Turkey
E-mail:	[***]

(q)	Türkiye Varlik Fonu:

For the attention of:	The Legal Director
Address:	Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt.
No:22, Beşiktaş, İstanbul, Turkey

E-mail:	[***]

(r)	TVF BİLGİ TEKNOLOJİLERİ İLETİŞİM HİZMETLERİ YATIRIM SANAYİ VE TİCARET ANONİM ŞİRKETİ:

For the attention of:	The Legal Director
Address:	Ortaköy Mahallesi, Muallim Naci Cad. Vakıfbank Apt.
No:22, Beşiktaş, İstanbul, Turkey

E-mail:	[***]

(s)	T.C. Zİraat Bankasi A.Ş.:

For the attention of:	Proje Finansmanı Bölüm Başkanlığı
Address:	Maslak Mahallesi Eski Büyükdere Caddesi

No:41/1 Kat:5, PK: 34398, Sarıyer, İstanbul, Turkey

E-mail:	[***]

19.5	In proving the valid provision of a Notice in accordance with this Clause 19 it shall be sufficient to prove that the envelope containing the Notice was properly addressed and delivered to the address shown thereon.

19.6	Any Party may notify the other Parties of any change to its name, address, or email address for the purpose of this Clause 19, provided that such notice shall be sent to each of the other Parties and shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take effect; or

(b)	if no date is so specified or the date specified is less than three (3) Business Days after which such notice was given (or deemed to be given), the fourth (4th) Business Day after the notice was given or deemed to be given.

19.7	This Clause shall not apply to the service of, or any step in, Proceedings.

19.8	Notices or communications with TH and Turkcell described in Article 18/III of the Turkish Commercial Code (consisting principally of notices of default, recession or termination) shall be effective if delivered via a Turkish notary or by registered mail, return receipt requested, telegram, or registered email accounts comprising electronic signature and shall be deemed to have been given as of the date of proper service in accordance with Turkish law.

20.	Costs and Expenses

Save as otherwise expressly provided in this Deed, each Party shall pay its own costs and expenses in relation to the negotiation, preparation and execution of this Deed and all other documents mentioned herein. For the avoidance of doubt, this also includes each Party’s costs and expenses for the Existing Proceedings, provided that such Existing Proceedings are terminated pursuant to Clause 7 (Interim Suspension of Existing Proceedings and Other Actions) and unless otherwise specifically stated in the relevant termination agreement, letter or order agreed between the relevant Parties.

21.	Variation and Waiver

21.1	No variation of this Deed shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the Parties. The expression “variation” shall, in each case, include any variation, supplement, deletion or replacement however effected.

21.2	No waiver of this Deed or of any provision hereof will be effective unless it is in writing (which for this purpose does not include email) and signed by the Party against whom such waiver is sought to be enforced.

21.3	No variation or waiver of any provision of any other Transaction Agreement (other than a waiver of a Condition Precedent to the Convocation of the Turkcell General Assembly or a waiver of a Completion Condition (in each case as defined in the Framework Agreement)) shall be permitted or effective unless each Key Party consents to such variation or waiver in writing (which, for this purpose does not include email), provided that any variation or waiver of any provision of any Transaction Agreement that imposes any additional obligations on any Party or that materially affects such Party’s rights under any Transaction Agreement shall only be binding upon such Party if such Party has also consented to it in writing (which, for this purpose does not include email). Any waiver of a Condition Precedent to the Convocation of the Turkcell General Assembly or a waiver of a Completion Condition shall be in accordance with the Framework Agreement.

21.4	Any waiver of any right or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.

21.5	Any delay by any Party in exercising, or failure to exercise, any right or remedy under this Deed shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Deed or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

22.	Counterparts

This Deed may be executed in counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but the counterparts shall together constitute one and the same instrument.

23.	Whole Agreement

23.1	Each of the Parties confirms that the content of this Deed and the other Transaction Agreements as expressly set forth herein and therein, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and the transactions contemplated hereby and thereby, and supersedes all previous agreements, understandings or arrangements (whether express, implied, oral or written (whether or not in draft form)) between the Parties with respect thereto which shall cease to have any further force or effect notwithstanding the existence of any provision of any such prior agreement or understanding that any such rights or provisions shall survive its termination and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.

23.2	Each Party acknowledges that it has not been induced to enter into this Deed by any representation, warranty or undertaking not expressly incorporated into it or another Transaction Agreement. Except for any Liability in respect of a breach of this Deed or any other Transaction Agreement, no party shall owe any duty of care or have any Liability in tort to any other party in relation to the transaction contemplated by this Deed and its performance, purported performance or breach.

24.	Invalidity

If at any time any provision of this Deed shall be held to be illegal, void, invalid or unenforceable in whole or in part under any enactment or rule of law in any jurisdiction, then:

(a)	such provision shall:

(i)	to the extent that it is illegal, void, invalid or unenforceable be given no effect and shall be deemed not to be included in this Deed; and

(ii)	not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Deed or the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Deed; and

(b)	each Party shall use its best endeavours to replace such a provision with a valid and enforceable substitute provision which carries out, as closely as possible, the intentions of the Parties under this Deed.

25.	General

The rights and remedies provided by this Deed are cumulative and do not exclude any rights and remedies provided by Law, provided that (save for the automatic termination pursuant to Clause 13.1 or termination on notice pursuant to Clause 13.2) no Party shall be entitled to rescind or terminate this Deed, whether before or after Completion. Nothing in this Clause 25 shall operate to limit or exclude any Liability for fraud.

26.	Governing Law

26.1	This Deed, the arbitration agreement contained in it and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter shall be governed by, and construed and take effect in accordance with, English law.

27.	Arbitration

27.1	All disputes arising out of or in connection with this Deed shall be finally settled in accordance with clause 2 (Arbitration) of the Arbitration Deed.

As Witness this Deed has been executed by or on behalf of the Parties on the date first written on page 1 of this Deed.

Signatures

EXECUTED and DELIVERED as a DEED	)
by Alfa Telecom Turkey Limited acting	)
by Maxime Nino, director	)	Maxime Nino
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Altimo Holdings and Investments Ltd.	)
acting by Sally Pryce, director	)	Sally Pryce
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Letterone Investment Holdings S.A.	)
acting by Sally Pryce, attorney under a power of attorney	)	Sally Pryce
	)	Attorney, for an on behalf of Letterone Investment Holdings S.A.

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by International Mobile Telecom	)
Investment Stichting	)	Nathan Scott Fine
Administratiekantoor acting by Nathan	)	Managing Director
Scott Fine, managing director, and Carla Cico, managing director	)
)
)
	)	Carla Cico
	)	Managing Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by IMTIS Holdings S.à r.l. acting by Nathan Scott Fine, manager	)
	)	Nathan Scott Fine
	)	Manager

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Cukurova Finance	)
International Limited by Hikmet Yasemin	)	Hikmet Yasemin Çetinalp
Çetinalp, director, duly authorised to sign on its behalf	)	Director
)

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Çukurova Holding A.Ş.	)
by Mehmet Ali Karamehmet, director, and	)	Mehmet Ali Karamehmet
Fikri Şadi Gücüm, director, duly authorised to sign on its behalf	)	Director
)
)
)
	)	Fikri Şadi Gücüm
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Cukurova Telecom Holdings Limited	)
acting by Sally Pryce, director, and Hasan	)	Sally Pryce
Tuvan Yalım, director	)	Director
)
)
)
	)	Hasan Tuvan Yalım
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Cukurova Telecom International Ltd.	)
acting by Sally Pryce, director, and Hikmet	)	Sally Pryce
Yasemin Çetinalp, director	)	Director
)
)
)
	)	Hikmet Yasemin Çetinalp
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Intercon Danışmanlık Ve Eğitim	)
Hizmetleri A.Ş. acting by Sally Pryce, director,	)	Sally Pryce
and Hikmet Yasemin Çetinalp, on behalf of Sınaive Mali Yatırımlar Holding A.Ş., director	)	Director
)
)
)
)
	)	Hikmet Yasemin Çetinalp
	)	on behalf of Sınai ve Mali Yatırımlar Holding A.Ş., Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Sınai ve Mali	)
Yatırımlar Holding A.Ş. by Mehmet Ali	)	Mehmet Ali Karamehmet
Karamehmet, on behalf of Çukurova Holding	)	on behalf of Çukurova Holding A.Ş.,
A.Ş., director, and Osman Kızak, director, duly	)	Director
authorised to sign on its behalf	)
)
)
	)	Osman Kızak
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Mehmet Emin Karamehmet	)
	)	Mehmet Emin Karamehmet

in the presence of:

Witness signature

Name
(BLOCK CAPITALS)

Address

Occupation

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Sonera Holding B.V.	)
	)	Jan Andreas Christian Ekström
	)	Authorised Signatory

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Telia Company AB	)
	)	Jan Andreas Christian Ekström
	)	Authorised Signatory

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Telia Finland OYJ	)
	)	Jan Andreas Christian Ekström
	)	Authorised Signatory

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
by Turkcell Holding A.Ş. acting by	)
Christopher James Powell, director, and	)	Christopher James Powell
Hasan Tuvan Yalım, director, and	)	Director
Telia Resurs AB, (represented by	)
Gustav Jonas Markus Bengtsson), director	)
)
	)	Hasan Tuvan Yalım
	)	Director
)
)
)
	)	Telia Resurs AB
	)	(represented by Gustav Jonas Markus
	)	Bengtsson)
	)	Director

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of Türkiye Varlik Fonu	)
acting by its management company	)	Zafer Sönmez
Türkiye Varlik Fonu Yönetimi A.Ş.	)	Attorney
acting by its attorney Zafer Sönmez pursuant	)
to a power of attorney dated _______ 2020)

in the presence of:

Witness signature

Name
(BLOCK CAPITALS)

Address

Occupation

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of TVF Bilgi	)
Teknolojileri İletişim Hizmetleri	)	Zafer Sönmez
Yatirim Sanayi Ve Ticaret A.Ş.	)	Authorised Signatory
acting by Zafer Sönmez and Çağatay Abraş	)
)
)
	)	Çağatay Abraş
	)	Authorised Signatory

[Global Settlement Deed Signature Page]

EXECUTED and DELIVERED as a DEED	)
for and on behalf of T.C. Ziraat Bankasi A.Ş.	)
acting by its attorney Berrin Mahmutoğlu pursuant	)	Berrin Mahmutoğlu
to a power of attorney dated _______ 2020)		Attorney

in the presence of:

Witness signature

Name
(BLOCK CAPITALS)

Address

Occupation

[Global Settlement Deed Signature Page]